Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 9, 2025 relating to the financial statements of InnovAge Holding Corp., appearing in the Annual Report on Form 10-K of InnovAge Holding Corp. for the year ended June 30, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

July 31, 2026